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
                                                Six Months
                                              Ended June 30,                                 Year ended December 31,
                                            ---------------------------------------------------------------------------------
                                              2001       2000         2000         1999        1998          1997        1996
MeriStar Hospitality
  Operating Partnership, LP
Ratio of Earnings to Fixed Charges
(unaudited)

Earnings:
  Income from continuing operations
    before minority interests               $ 41,634   $  8,862     $114,633     $116,291    $ 84,119     $ 21,290   $  3,815
  Fixed charges                               66,032     63,570      129,463      115,606      57,278       11,939     10,031
  Amortization of capitalized interest           388        277          681          488         152           23         12
                                            ---------------------------------------------------------------------------------
                                             108,054     72,709      244,777      232,385     141,549       33,252     13,858
Less:
  Capitalized interest                        (3,822)    (3,530)      (6,613)     (12,540)     (5,182)        (442)      (451)
                                            ---------------------------------------------------------------------------------
  Earnings                                  $104,232    $69,179     $238,164     $219,845    $136,367      $32,810    $13,407
                                            =================================================================================
Fixed Charges:
  Interest expense                          $ 60,261   $ 58,417     $117,524     $100,337    $ 50,492     $ 10,576   $  9,550
  Capitalized Interest                         3,822      3,530        8,613       12,540       5,162          462        481
  Amortized premiums, discounts and
    capitalized expenses related to debt       1,949      1,623        3,326        2,729       1,624          901
                                            ---------------------------------------------------------------------------------
  Fixed Charges:                            $ 66,032   $ 63,570     $129,463     $115,606    $ 57,278     $ 11,939   $ 10,031
                                            =================================================================================
Ratio of Earnings to Fixed Charges              1.6x       1.1x         1.8x         1.9x        2.4x         2.7x       1.3x



                                                                                                   Pro Forma
                                                                                                  (Unaudited)
                                                                                    ---------------------------------------
                                                                                      Six Months
                                                                                        Ended                 Year Ended
                                                                                       June 30,              December 31,
                                                                                        2001                     2000
                                                                                    -------------           ---------------
PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
(unaudited)

 RATIO OF EARNINGS TO FIXED CHARGES:
     EARNINGS:
         Income (loss) before extraordinary items                                   $  91,603                 $ 159,171
         Add minority interest in consolidated subsidiaries                             2,288                     3,567
         Deduct income from equity investees                                           (6,328)                  (11,436)

         Add fixed charges                                                            154,404                   317,137

         Add amortization of capitalized interest                                         610                     1,200
         Add distributed income of investments in
              unconsolidated joint ventures                                             2,973                    25,358
         Deduct capitalized interest                                                   (1,175)                   (3,888)
                                                                                    ---------                 ---------
         Earnings                                                                   $ 244,375                 $ 491,109
                                                                                    =========                 =========


     FIXED CHARGES:
         Interest expensed -includes amortization of discount, premium
                  and capitalized expenses related to debt                          $ 153,229                 $ 313,249
         Capitalized interest                                                           1,175                     3,888
                                                                                    ---------                 ---------
         Total fixed charges                                                        $ 154,404                 $ 317,137
                                                                                    =========                 =========

Ratio of Earnings to Fixed Charges                                                       1.6x                     1.5x